UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

OSIRIS THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)                                 Resignation of Chief Executive Officer and a Director

On June 10, 2016, Osiris Therapeutics, Inc. (the “Company”) announced the resignation of Dwayne Montgomery as its President and Chief Executive Officer and as a director of the Company, effective June 9, 2016. Mr. Montgomery resigned for medical reasons.

(c)                                  Appointment of Interim Chief Executive Officer and President

On June 10, 2016, the Company announced that its Board of Directors (“the Board”) had appointed David A. Dresner, age 68, to serve as Interim President and Chief Executive Officer, effective June 9, 2016, and is expected to serve in that capacity until the Board completes its search for a permanent Chief Executive Officer.  Mr. Dresner is Co-Founder and Chief Financial Officer of the Dresner Group, an information technology consulting firm, and has been engaged by the Company in a consulting capacity focusing on accounting and finance matters since April of this year.  He began his career at Price Waterhouse Coopers (“PWC”) where he served for 20 years in various capacities, including audit partner and managing partner of the firm’s Baltimore office. After leaving PWC, Mr. Dresner served in senior management capacities for a several commercial enterprises, including Statoil Energy, Inc. for which he was President and Chief Executive Officer, and as CFO for a coronary stent developer, Micell Technologies, which received regulatory approval for its first biomedical device and commercially launched in Europe last year.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

By:	/s/ GREGORY I. LAW
Gregory I. Law
Chief Financial Officer

Date: June 10, 2016